PROQUEST COMPANY NAMES ALAN ALDWORTH CEO


JAMES ROEMER TO CONTINUE AS CHAIRMAN



ANN ARBOR, Mich., Jan. 9 /PRNewswire-FirstCall/ -- ProQuest Company (NYSE: PQE -
News), a leading provider of value-added information and content to the library, classroom, automotive and powersports industries, announced today that Alan Aldworth has been named chief executive officer of the company. James P. Roemer will also continue his role as chairman on a full-time basis.

Aldworth, currently the company's president and chief operating officer, joined ProQuest as chief financial officer in October 2000, and was named president and COO in January of 2001. "This is part of our long-term succession plan," Roemer said. "Alan is a seasoned executive who has already made outstanding contributions to ProQuest's businesses, as well as to the overall financial strength of the company. Alan's background in publishing will be invaluable as ProQuest continues to evolve into a provider of innovative information solutions.

"I've worked side by side with Alan for the past two years, and I am convinced -- as is the rest of the board of directors -- that he is the right executive to lead ProQuest in the future. He shares my vision for this company: to expand our position as a world leader in providing proprietary content and information solutions to our markets -- and he knows what it will take to get there."

Longtime company director William Oberndorf said, "Alan Aldworth is a strategically savvy and well-rounded businessman with a proven track record of developing successful businesses at ProQuest and other companies. We are also fortunate to have the continuing involvement of Jim Roemer to ensure a smooth transition of company leadership in the years to come."

In this new position, Aldworth emphasized he will continue to execute the company's strategy for innovation and profitable growth. "I'm delighted to continue working alongside Jim and having him as a mentor as we guide this organization -- with its extensive resources, talent, and valued customer and publisher relationships -- into the future."

Before joining ProQuest Company, Aldworth spent 18 years at Tribune Company in various financial and management positions. Before leaving Tribune Company in 2000, he was the general manager of Tribune Education, which he co-founded in 1994. Tribune Education grew to $375 million in sales before being sold to McGraw-Hill Companies, Inc. in 2000.

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ABOUT PROQUEST COMPANY

ProQuest Company (NYSE: PQE - News) is based in Ann Arbor, Mich., and is a leading provider of value-added information and content to the library, classroom, automotive and powersports industries. We provide products and services to our customers through two business segments: Information & Learning and Business Solutions. Through our Information & Learning segment, which primarily serves the library and education markets, we aggregate and publish value-added content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts information to the automotive market. It also provides dealers in the powersports (motorcycle, marine, and RV) markets with management systems that enable them to manage their inventory, customer service and other aspects of their businesses. Forward-Looking Statements

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